   As filed with the Securities and Exchange Commission on March 20, 2001

                                                  Registration No. 333- ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                   CMGI, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                            04-2921333
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

100 Brickstone Square, Andover, Massachusetts                            01810
   (Address of Principal Executive Offices)                           (Zip Code)


                      CMGI, Inc. Deferred Compensation Plan
                            (Full Title of the Plan)


                               DAVID S. WETHERELL
                      President and Chief Executive Officer
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810
                     (Name and Address of Agent for Service)

                                 (978) 684-3600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                            WILLIAM WILLIAMS II, ESQ.
                       Vice President and General Counsel
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                                                Proposed
               Title of                                         Maximum
              Securities                     Amount            Aggregate
                 to be                       to be              Offering            Amount of
            Registered (1)               Registered (1)        Price (2)        Registration Fee
            --------------               --------------        ---------        ----------------
----------------------------------------------------------------------------------------------------
Deferred Compensation Obligations           $5,000,000         $5,000,000          $1,250.00
----------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unfunded and unsecured general obligations of CMGI, Inc. to pay deferred compensation in the future in accordance with the terms of the CMGI, Inc. Deferred Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Part I is included in documents sent or given to participants in the CMGI, Inc. Deferred Compensation Plan (the "Plan"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
              ---------------------------------------

              The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

              (1)   The Registrant's latest annual report filed pursuant to
                    Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

              (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all deferred compensation obligations offered hereby have been issued or which deregisters all deferred compensation obligations then remaining unissued, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


     Item 4.  Description of Securities
              -------------------------

              Under the Plan, the Registrant will provide a select group of management and highly compensated employees (the "Eligible Employees") the opportunity to enter into agreements for the deferral of a specified percentage of their cash compensation. The obligations of the Registrant under such agreements (the "Obligations") will be unfunded and unsecured general obligations of the Registrant to pay in the future the value of the deferred compensation recordkeeping account of a participant (a "Participant") adjusted to reflect the performance during the deferral period, whether positive or negative, of the investment measurement options chosen by each Participant from the investment measurement options made available by the Plan, in accordance with the terms of the Plan.

              The Plan will be administered by a Committee established by the Registrant or named in the Plan (the "Committee"). The amount of compensation to be deferred by each Participant will be determined in accordance with the Plan based on elections by the Participant. An Eligible Employee may elect to defer up to 25% of his or her base salary and up to 100% of his or her bonuses, subject to a minimum deferral amount of $2,000. The Registrant may, in its discretion, also credit a Participant's account with employer contributions, subject to certain vesting requirements.

              The Obligations to each Participant will equal the balance in a recordkeeping account established for such Participant. The investment earnings credited to such account will be indexed to one or more mutual funds, indices or investment portfolios, the type of which will be individually chosen by each Participant from a list of investment measurement options made available under the Plan. Each Participant's recordkeeping account will be adjusted to reflect deferrals by the Participant, employer contributions and the investment performance of the selected mutual fund, index or portfolio, including any appreciation or depreciation. The Registrant is not required to actually invest the deferred compensation in the funds, indices or portfolios specified by Participants. The Registrant may, however, invest in funds, indices or portfolios specified by Participants or in other securities, and the Registrant has established a trust, which is a grantor trust for federal income purposes, to make such investments to assist the Registrant in meeting the Obligations. While money in this trust is set aside from the general assets of the Registrant, the money is subject to the claims of the Registrant's creditors.

              The Obligations will be distributed by the Registrant in accordance with the terms of the Plan. Upon a determination by the Committee that a Participant has suffered an unforeseeable financial hardship, the Committee may direct the Registrant to pay such Participant an amount necessary to meet the emergency, but not exceeding the aggregate balance of the Participant's deferral account. A Participant may also withdraw his or her recordkeeping account in accordance with the distribution options selected when the compensation was deferred.

              A Participant's right or the right of any other person to the Obligations cannot be assigned or transferred in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process. The Registrant may at any time amend or terminate the Plan, except that no such amendment or termination may reduce the amount of deferrals credited to any Participant's deferral account or the vested portion of employer contributions to such account as they existed as of the day before the effective date of such amendment or termination.

     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

              The legality of the securities being registered will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts.

     Item 6.  Indemnification of Directors and Officers
              -----------------------------------------

              Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court. Article NINTH of the Registrant's Restated Certificate of Incorporation and Article VII of the Registrant's Restated By-laws provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving at the written request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided for in each of Article NINTH and Article VII is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such persons. Article VII also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, trustee, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

              Pursuant to Section 102(b)(7) of the Delaware General Corporation Laws, Article EIGHTH of the Registrant's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, self-dealing, or the unlawful payment of dividends or repurchase of stock.

              The Registrant maintains an insurance policy on behalf of itself and certain of its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of the directors and officers.

              The Registrant has entered into agreements with all of its directors affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------

              Not applicable.

     Item 8.  Exhibits
              --------

              The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings
              ------------

              1.    The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                         (iii) To include any material information with respect
                               to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on March 20, 2001.

                                   CMGI, INC.



                                   By: /s/ David S. Wetherell
                                       ---------------------------------------
                                       David S. Wetherell
                                       Chairman of the Board, President and
                                       Chief Executive Officer


                                POWER OF ATTORNEY

We, the undersigned officers and directors of CMGI, Inc. hereby severally constitute David S. Wetherell, Andrew J. Hajducky III and William Williams II, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable CMGI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 2001.

      Signature                                  Title
      ---------                                  -----

/s/ David S. Wetherell                     Chairman of the Board of Directors,
------------------------------             President and Chief Executive
David S. Wetherell                         Officer (Principal Executive Officer)


/s/ Andrew J. Hajducky III                 Executive Vice President, Chief
------------------------------             Financial Officer and Treasurer
Andrew J. Hajducky III                     (Principal Financial and Accounting
                                           Officer)


/s/ William Berkman                        Director
------------------------------
William Berkman


/s/ Peter McDonald                         Director
------------------------------
Peter McDonald


/s/ Avram Miller                           Director
------------------------------
Avram Miller


/s/ Robert Ranalli                         Director
------------------------------
Robert Ranalli

                                  EXHIBIT INDEX


Exhibit
Number                             Description
-------                            -----------

 5        Opinion of Hale and Dorr LLP

23.1      Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2      Consent of KPMG LLP, independent accountants

23.3 Consent of KPMG LLP, independent accountants (Flycast Communications Corporation)

23.4      Consent of KPMG LLP, independent accountants (AdForce, Inc.)

24 Power of Attorney (included in the signature pages of this Registration Statement)